UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 13, 2010

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

86 North Main Street, Porterville, CA 93257

(559) 782-4900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 13, 2010, Sierra Bancorp (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Placement Agent”), relating to the offering, issuance and sale directly to selected investors (collectively, the “Purchasers”) of an aggregate of 2,325,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), at a price of $10.00 per share (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $22 million, after deducting all estimated offering expenses and placement agency fees that are payable by the Company. The sale of the Shares to the Purchasers is being made pursuant to purchase agreements, dated October 13, 2010, between the Company and each of the Purchasers (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”). The Offering is expected to close on or about October 19, 2010, subject to satisfaction of customary closing conditions.

The Placement Agent served as the Company’s exclusive placement agent and agreed to use its reasonable best efforts to arrange for the sale of the Shares. The Placement Agent will receive a fee equal to 4 1/2% of the gross proceeds received by the Company from the sale of the Shares in the Offering, plus reimbursement for certain out-of-pocket expenses. The Placement Agency Agreement also provides that the Company will indemnify the Placement Agent against certain civil liabilities including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties, and that the Company will contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The Company is selling Shares offered pursuant to a prospectus supplement dated October 13, 2010 to the accompanying prospectus dated July 28, 2010 as part of the Company’s shelf registration statement on Form S-3 (File No. 333-168232).

A copy of the Placement Agency Agreement and form of Purchase Agreement are attached to this Current Report on Form 8-K as Exhibits 1.1 and 10.1, respectively. The above descriptions of the material terms of the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to these Exhibits.

Additionally, the opinion and consent of King, Holmes, Paterno & Berliner, LLP as to the validity of the shares of Common Stock offered pursuant to the Prospectus Supplement dated October 13, 2010 is attached as Exhibit 5.1 hereto and incorporated by reference herein.

On October 14, 2010, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

Item 8.01.	Other Events

On October 14, 2010, Sierra Bancorp issued a press release announcing its unaudited financial results for the quarter ended September 30, 2010. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Placement Agency Agreement dated as of October 13, 2010, between Sierra Bancorp and Keefe, Bruyette & Woods, Inc.

5.1	Legal Opinion of King, Holmes, Paterno & Berliner, LLP

10.1	Form of Purchase Agreement

23.1	Consent of King, Holmes, Paterno & Berliner, LLP (included in Exhibit 5.1)

99.1	Press Release relating to the offering dated October 14, 2010

99.2	Press Release announcing earnings for quarter ended September 30, 2010 dated October 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2010	SIERRA BANCORP

	By:	/S/ KENNETH R. TAYLOR
Kenneth R. Taylor
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agency Agreement dated as of October 13, 2010, between Sierra Bancorp and Keefe, Bruyette & Woods, Inc.

5.1	Legal Opinion of King, Holmes, Paterno & Berliner, LLP

10.1	Form of Purchase Agreement

23.1	Consent of King, Holmes, Paterno & Berliner, LLP (included in Exhibit 5.1)

99.1	Press Release relating to the offering dated October 14, 2010

99.2	Press Release announcing earnings for quarter ended September 30, 2010 dated October 14, 2010

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